18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB (the “Report”) of NanoViricides, Inc. (the “Company”) for the quarter ended September 30, 2007, the undersigned Eugene Seymour, the Chief Executive Officer and Interim Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 19, 2007	/s/ Eugene Seymour, MD
Eugene Seymour, MD
Chief Executive Officer and Interim
Chief Financial Officer